Exhibit 10.1

Execution Version

COMMITMENT INCREASE AGREEMENT

February 4, 2025

JPMorgan Chase Bank, N.A., as Administrative Agent

4041 Ogletown Stanton Road, Floor 2

Newark, DE 19713

Attention: Brandy Kilroy and Andrew Jeans

Ladies and Gentlemen:

We refer to the Senior Secured Revolving Credit Agreement dated as of April 8, 2024 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among HPS Corporate Capital Solutions Fund (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders and as Collateral Agent. You have advised us that the Borrower has requested in a letter dated February 4, 2025 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.08(e) of the Credit Agreement, Apple Bank (the “Assuming Lender”), hereby agrees to make the Dollar Commitments in the amount set forth opposite the name of the Assuming Lender listed in Schedule I hereto, such Dollar Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided, that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower which shall be dated as of the Increase Date and in substantially the form of Exhibit I hereto.

B. Confirmation of Assuming Lender. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (iii) acknowledges and agrees that, from and after the Increase Date, the making of the associated Dollar Commitments shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Increase Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures (including, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform) or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

D. Consent of Administrative Agent and Issuing Banks. The Administrative Agent and each of the undersigned Issuing Banks consent to the Commitment Increase and the execution of this Commitment Increase Agreement by the Assuming Lender.

E. Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Very truly yours,

ASSUMING LENDER

APPLE BANK

By:	/s/ Burt Feinberg
Name:	Burt Feinberg
Title:	Managing Director

[Signature Page to Commitment Increase Agreement]

Accepted and agreed:

HPS CORPORATE CAPITAL SOLUTIONS FUND

By:	/s/ Robert Busch
Name:	Robert Busch
Title:	Chief Financial Officer

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank

By:	/s/ Tom Gillespie
Name:	Tom Gillespie
Title:	Executive Director

SUMITOMO MITSUI BANKING CORPORATION,
as Issuing Bank

By:	/s/ Shane Klein
Name:	Shane Klein
Title:	Managing Director

[Signature Page to Commitment Increase Agreement]

SCHEDULE I

Assuming Lender	Commitment Increase
Apple Bank	$25,000,000 (Dollar)

EXHIBIT I

FORM OF OFFICER’S CERTIFICATE

February 4, 2025

JPMorgan Chase Bank, N.A., as Administrative Agent

4041 Ogletown Stanton Road, Floor 2

Newark, DE 19713

Attention: Brandy Kilroy and Andrew Jeans

Ladies and Gentlemen:

On behalf of HPS Corporate Capital Solutions Fund (the “Borrower”), I Robert Busch as Chief Financial Officer of the Borrower, refer to the Senior Secured Revolving Credit Agreement dated as of April 8, 2024 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders and as Collateral Agent. I also refer to the letter dated February 4, 2025 (the “Increase Request”) from the Borrower to the Administrative Agent, requesting that the aggregate amount of the Commitments be increased as set forth therein on the Increase Date (as defined in the Increase Request).

With respect to the Increase Request, I hereby certify in my capacity as an authorized officer of the Borrower and not in any individual capacity that each of the conditions to the related Commitment Increase (as defined in the Increase Request) set forth in Sections 2.08(e)(i)(B), (D) and (E) of the Credit Agreement have been satisfied as of the date hereof.

Very truly yours,

HPS CORPORATE CAPITAL SOLUTIONS FUND

Name:
Title: